UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2017

	Exact name of registrant as specified	I.R.S.
	in its charter, state of incorporation,	Employer
Commission	address of principal executive offices,	Identification
File Number	telephone	Number

1-16305	PUGET ENERGY, INC.	91-1969407
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363

1-4393	PUGET SOUND ENERGY, INC.	91-0374630
A Washington Corporation
10885 - N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591
425-454-6363
___________

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b)

Effective January 19, 2017, the sole shareholders of Puget Energy, Inc. and Puget Sound Energy, Inc. (together, the "Companies") appointed and elected Karl Kuchel to the Boards of Directors of the Companies (the “Boards”).  Mr. Kuchel was appointed to replace Alan James, who resigned from the Boards effective the same day. Initially, Mr. Kuchel will not be appointed to any committees of the Boards.

Karl Kuchel is currently the Chief Executive Officer at Macquarie Infrastructure Partners Inc., which position he has held since June 2016. Prior to that time, Mr. Kuchel served as Chief Operating Officer (from November 2010 through May 2016) of Macquarie Infrastructure Partners Inc., and since 2003 he has served in a variety of roles at Macquarie Infrastructure Partners Inc.’s affiliate, Macquarie Group Limited, where he currently is a Senior Managing Director. Mr. Kuchel also currently serves on the boards of directors of various other portfolio companies managed and advised by Macquarie Infrastructure Partners Inc.

Mr. Kuchel was jointly selected by FSS Infrastructure Trust and MIP Padua Holdings, GP, and pursuant to the Amended and Restated Bylaws of each of the Companies, will serve as an Owner Director on their respective Boards. Mr. Kuchel will not receive any director compensation from the Companies for his service as a Director, but will be reimbursed for out-of-pocket expenses. Any compensation received by Mr. Kuchel for his service on the Companies’ Boards is a function of his employment arrangement with Macquarie Group Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: January 24, 2017	By:/s/ Matthew R. Marcelia
Name: Matthew R. Marcelia
Title: Controller and Principal Accounting Officer